Exhibit 10.45

THE HANKIN GROUP

707 Eagleview Boulevard

Post Office Box 562, Exton, PA 19341

Lease

LEASE MADE THIS 31st day of March, 2015 between 505 Eagleview Boulevard Associates, L.P. a Pennsylvania limited partnership (“Landlord”), with its office at 707 Eagleview Boulevard, Exton, PA 19341.

AND

Idera Pharmaceuticals, Inc., a corporation (“Tenant”), with its office at 167 Sidney Street, Cambridge, MA 02039.

This Lease consists of Part I, consisting of Section 1, and Part II, consisting of Sections 2 through 43, and the following exhibits:

A  – Plan of Leased Space

B-1 – Plans for Landlord’s Work

B-2 – Specifications for Landlord’s Work

C  – Rules and Regulations

Part I of II

1. Basic Lease Terms and Definitions.

(a)          “Leased Space” means Suite 210 in the Building, as more fully shown on the plan attached hereto as Exhibit A, which the parties agree consists of 4,323 rentable square feet of space, together with all fixtures, improvements, additions and other property installed therein at the Commencement Date, or at any time during the term of this Lease (other than Tenant’s movable personal property and trade fixtures).

(b)         “Building” means the building with an address of 505 Eagleview Boulevard, Eagleview Corporate Center, Uwchlan Township, Chester County, Pennsylvania, which the parties agree consists of 152,345 rentable square feet of space.

(c)         “Center” means Eagleview Corporate Center, located at the intersection of Eagleview Boulevard and Route 100 (Pottstown Pike), in Uwchlan and Upper Uwchlan Townships, Chester County, Pennsylvania.

(d)          “Use” means professional office, and no other use.

(e)         “Term” means a period of five (5) years beginning at 12:01 a.m., prevailing time at the place where the Building is located, measured from the Commencement Date, ending at 11:59 p.m., prevailing time at the place where the Building is located, on such last day of the period so measured; provided that, if the Commencement Date is not the first day of the month, the Term shall be extended by the number of days from the Commencement Date until the end of the month in which the Commencement Date occurs, so that in such event the Term shall expire five (5) years measured from the first day of the first full calendar month following the Commencement Date, and ending at 11:59 p.m.

(f)         “Commencement Date” means the date of substantial completion of Landlord’s Work, as evidenced by a Certificate of Occupancy from Uwchlan Township, Chester County, PA.

(g)              “Expiration Date” means the last day of the Term.

(h)              “Minimum Annual Rent” means the amounts below, payable in monthly installments as indicated:

Period	Rate per rentable square foot	Minimum Annual Rent	Monthly Installment
Year 1	$17.25	$74,571.75	$6,214.31
Year 2	$17.77	$76,819.71	$6,401.64
Year 3	$18.30	$79,110.90	$6,592.58
Year 4	$18.85	$81,488.55	$6,790.71
Year 5	$19.42	$83,952.66	$6,996.06

For the purposes of this subsection (h), “Year 1” shall mean the period from the Commencement Date until the expiration of 12 months thereafter, provided, however, that if the Commencement Date is not the first day of the month, Year 1 shall be extended until the expiration of 12 months from the first day of the month following the Commencement Date, and Minimum Annual Rent for Year 1 shall be increased to include an amount equal to the Minimum Annual Rent pro-rated to include the period from the Commencement Date through the end of the calendar month in which the Commencement Dare occurs. Each subsequently numbered Year shall be the one year period immediately following the expiration of the preceding Year.

(i)               “Tenant’s Proportionate Share” means (1) with respect to Real Estate Taxes, and those Operating Expenses not described in clause (2) below, including without limitation, insurance premiums, common area janitorial costs, common area electrical costs, common area natural gas costs, window washing, extermination service, grounds maintenance, snow plowing, alarm monitoring (and related telephone charges), plant care, and Center common area charges (allocable to the Building), 2.84%, being the ratio of Tenant’s rentable area of the Leased Space set forth in Section 1(a) above to the total amount of rentable area available in the Building set forth in Section 1(b) above, whether occupied or not, and (2) with respect to janitorial costs for occupied usable areas, supplies, trash disposal, water and sewer charges, maintenance and management fees, the ratio, expressed as a percentage, of such rentable area of the Leased Space to the weighted average number of rentable square feet occupied by all tenants in the Building during the applicable year.

(j)               “Real Estate Taxes” means all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building and the land upon which the Building is situate, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building or land to the extent that the same shall be in lieu of (and/or in lieu of an increase in) all or a portion of any of the aforesaid taxes or assessments upon or against the said Building and/or land. If, however, any assessment included within Real Estate Taxes is payable in installments extending beyond the term of this Lease, Tenant shall only be obligated to pay those installments coming due during the term of this Lease. “Real Estate Taxes” shall not include any penalty or interest as a result of Landlord’s late payment. Landlord further agrees to make payment of Real Estate Taxes in a timely manner so as to take advantage of any applicable discount. Real Estate Taxes shall not include taxes on the Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance) except to the extent the same are in lieu of Real Estate Taxes or increases in Real Estate Taxes.

(k)               “Operating Expenses” means that part of any and all expenses reasonably incurred by Landlord in connection with its ownership, maintenance and operation of the Building, the land upon which the Building is situate, excluding Real Estate Taxes and interest or amortization payments on any mortgage, but including, without limitation, electricity and natural gas (other than as billed directly to tenants by the provider of the electricity or Landlord based on usage, or pursuant to Section 5(c) below), insurance maintained on the Building which, in Landlord’s judgment, shall be necessary, all direct and indirect labor costs, a management fee not exceeding four percent (4%) of the aggregate Minimum Annual Rent and Real Estate Taxes and Operating

Expenses (“Management Fee”), legal expenses, service contracts and supplies used in connection with the cleaning, operating, labor and maintenance of the Building, all repairs and decorating required to be performed by Landlord as provided for in this Lease (other than Landlord’s Work), common area maintenance and snow removal, building supplies, equipment, purchases of goods and services which are expensed, rather than capitalized under generally accepted accounting principles (“GAAP”), all charges for the entire Building (including leaseable portions as well as nonleaseable portions) for steam, oil, and water (including sewer rentals and including any taxes on such utilities) (unless such steam, oil and/or water is billed directly to tenants based on usage), removal of trash, rubbish, garbage and refuse, the cost of operating or leasing an identification sign or signs for the Building, replacing of paving, curbs, walkways, directions or other signs, drainage, maintenance of fire sprinkling systems (if any), and such other expenses as Landlord may deem necessary and proper in connection with the operation and maintenance of the Building, excluding any costs which under generally accepted accounting principles are capital expenditures; provided, however; that Operating Expenses shall also include the annual amortization (over the anticipated useful life) of a capital improvement falling within any of the following categories: (i) a labor saving device or improvement which is intended to reduce or eliminate any other component of Operating Expenses; (ii) an installation or improvement required by reason of any law, ordinance or regulation, which requirement did not exist on the date of this Lease and is generally applicable to similar office buildings; (iii) an installation or improvement which directly enhances safety of tenants in the Building or the Center generally. If and to the extent there is any concession granted to Tenant in the nature of “free rent” in the form of either an abatement or deferral of payment of Minimum Annual Rent for any period, Landlord’s management fee shall not be reduced on account of any such abatement or deferral, and the Minimum Annual Rent abatement or deferral shall be disregarded for purposes of calculating any management fee based on a percentage of rental revenues.

Notwithstanding any provision to the contrary, Operating Expenses shall not include:

(1)        any payments (such as salaries or fees) to the Landlord’s executive personnel or in-house site managers except for the Management Fee;

(2)        depreciation or interest, except to the extent permitted above in connection with capital improvements;

(3)        mortgage or ground lease payments;

(4)        leasing commissions, broker’s fees or legal fees incurred in connection with leases of space in the Building;

(5)        legal fees that do not directly benefit Tenant or the Building (provided that legal fees incurred in connection with leases of space in the Building or in enforcing tenant obligations shall not be deemed to benefit the Building);

(6)        costs to correct original construction defects or defective repairs or replacements hereinafter provided by or at the direction of Landlord;

(7)        costs of repairs covered by valid warranties under which Landlord receives payment or reimbursement;

(8)        expenses paid directly by a tenant for any reason (such as excessive utility use, direct utility consumption or damage for which such tenant is responsible);

(9)        costs for improving any tenant’s space;

(10)      any repair or other work necessitated by condemnation, fire or other insured casualty and for which Landlord receives reimbursement from either condemnation or insurance proceeds;

(11)             any costs, fines and the like due to Landlord’s violation of any law, governmental rule or authority;

(12)             refinancing costs;

(13)             costs for any conversion of the heating system to gas heat except to the extent such conversion is undertaken in an effort to reduce Operating Expenses and the cost thereof is treated in the same manner as a capital improvement;

(14)             costs paid to Landlord or its affiliates other than the Management Fee which exceed those reasonably charged in arm’s length transactions with third parties in the general area of the Building; and

(15)             services, benefits or both provided to some tenants but not to Tenant.

(1)            “Security Deposit” means the sum of $8,953.00.

(m)             “Initial Pass Through Rate” means $7.60.

(n)              “Landlord’s Work” means the furnishing and installation of the improvements in the Leased Space by Landlord as described in Exhibits B-1 and B-2 hereof, if any.

(o)              “Work Period” means the period ending three (3) months following the last to occur of receipt of final construction drawings approved in writing by Tenant and issuance of a building permit for the Landlord’s Work by the local building code enforcement officer, which permit enables Landlord to commence and complete the Landlord’s Work.

(p)              “Broker” means (Not Applicable).

(q)              “Notice Address” means for Landlord, c/o The Hankin Group, 707 Eagleview Boulevard, Exton, PA 19341, and for Tenant, on and after the Commencement Date, the address of the Leased Space, and prior thereto, 760 Constitution Drive, Suite 14, Exton, PA 19341, or for either party, such other address as is designated by such party by written notice to the other issued in the manner provided by this Agreement.

(r)               “Transfer” means Tenant’s effectuating an assignment, sublease, mortgage or other transfer of its rights in this Lease, or any interest therein or in the Leased Space or any part thereof, including the sale or assignment of a controlling interest in the Tenant corporation, partnership, company or other business organization.

(s)              “Affiliate” means, if Tenant is a corporation, partnership, limited liability company or other business organization other than a sole proprietorship, the parent or wholly owned subsidiary of Tenant or an entity under common control with Tenant.

(t)               “Permitted Transfer” means a Transfer to (i) an Affiliate, (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities or successor corporation under which the surviving entity assumes and is bound to perform all duties of the Tenant under this Lease by operation of law or (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of the Tenant’s assets or ownership interests, provided that such assignee (1) has a net worth equal to or greater than that of Tenant immediately preceding such Transfer and (2) assumes the obligations of Tenant pursuant to a Transfer Assumption Agreement.

(u)              “Transfer Assumption Agreement” means an instrument in form acceptable to Landlord in the exercise of its reasonable judgment, by which a transferee under a Transfer agrees to abide by and perform all obligations of Tenant under this Lease.

Part II of II

2. Lease of Leased Space

Landlord hereby leases to Tenant the Leased Space together with the right to use, in common with others, the lobbies, entrances, stairs, parking lot, elevators and other public portions of the Building. The Leased Space shall be used and occupied for the Use and for no other purpose.

3. Landlord’s Work/Substantial Completion

Landlord shall exercise reasonable efforts in good faith to substantially complete Landlord’s Work, if any, within the Work Period. The Leased Space shall be deemed substantially completed when Landlord’s Work has reached such level of completion as shall enable Tenant to reasonably and conveniently use and occupy the Leased Space for the conduct of its business, and Landlord has obtained a certificate of occupancy or its equivalent. Notwithstanding the foregoing, if the issuance of a certificate of occupancy requires a furnishings or work station plan or installation of furnishings, work stations or the like, or any work which is not part of Landlord’s Work, and all substantial completion criteria other than such plan or installation have been achieved, then substantial completion shall be deemed to have been achieved notwithstanding the absence of a certificate of occupancy. In addition, substantial completion shall be deemed to have been achieved even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Leased Space or the conduct of its business therein.

Landlord shall apply for said building permit when the Lease has been fully executed and all construction drawings have been prepared by the Landlord’s architect.

If the substantial completion of Landlord’s Work does not occur within six (6) months (the “Outside Date”) following the execution date of this Lease, Tenant may elect to terminate this Lease by written notice delivered to Landlord at any time after the Outside Date, in which event neither party shall have any further rights or obligations hereunder.

4. Rent

(a)             Tenant shall pay Landlord the Minimum Annual Rent on the first day of each calendar month in advance. If the Commencement Date is not the first day of a calendar month, rent from the Commencement Date to the first day of the following month shall be apportioned at the Minimum Annual Rent rate for the initial year (based on a 365-day year) and shall be paid on or before the Commencement Date. All rent shall be payable, in advance, and without prior notice or demand, at the address of Landlord set forth in the heading of this Lease or such other place, or to such other person as Landlord may from time to time direct.

(b)             In addition, Tenant shall pay to Landlord as Additional Rent in equal monthly installments one twelfth (1/12) of Tenant’s Proportionate Share of annual Real Estate Taxes and Operating Expenses for the Building, at the time of payment of each monthly installment of Minimum Annual Rent, based upon the most recent costs of Operating Expenses and Real Estate Taxes available. For the period from the Commencement Date until the issuance of a statement pursuant to Section 4(c) below, such monthly installment shall be equal to the Initial Pass Through Rate multiplied by the agreed square footage of the Leased Space, divided by 12. If there is any concession granted to Tenant in the nature of free Minimum Annual Rent, whether by abatement or deferral of payments, monthly installments of Operating Expenses and Real Estate Taxes shall be paid on the date Minimum Annual Rent would be otherwise payable but for such abatement or deferral.

(c)             Within ninety (90) days following the expiration of each calendar year Landlord shall furnish Tenant with a written statement of the actual Operating Expenses and Real Estate

Taxes incurred for such year. Within thirty (30) days of the rendition of such statement, Tenant shall pay any amounts in excess of those collected pursuant to the payments on account of Real Estate Taxes and Operating Expenses pursuant to Section 4(b) exclusive of electricity and natural gas billed separately pursuant to Section 5(c) below hereof. In the event the first and/or last years of the term of this Lease shall not be full calendar years, then Tenant’s obligation for Operating Expenses and Real Estate Taxes attributable to such years shall be prorated.

5. Additional Rent

Tenant shall pay to Landlord as “Additional Rent” in addition to sums payable, pursuant to Sections 4(b) and 4(c) the following:

(a)              Expenses Incurred by Landlord as a Result of Tenant’s Default. All sums which may become due by reason of Tenant’s failure to comply with any of the terms, conditions and covenants of this Lease to be kept and observed by Tenant, and any and all damages, costs and expenses (including without limitation thereto reasonable attorney’s fees) which Landlord may suffer or incur by reason of any default of Tenant and any damage to the Building or the real estate of which the Building is a part caused by any act or omission of Tenant, together with interest to the date of payment (whether before or after entry of judgment and issuance of execution thereon) at a rate equal to the greater of fifteen (15%) percent or five (5%) percent above the prime interest rate as published in The Wall Street Journal, or if such publication is discontinued, such other publication as Landlord selects, during the period said payment is due (“Default Rate”).

(b)              Use and Occupancy Taxes. All use and occupancy taxes imposed by any governmental body allocable to the Leased Space.

(c)              Utilities. All charges for gas and electric service for the Leased Space, whether billed directly by the providers of the same to Tenant, or by Landlord as the owner of the Building.

For the purpose of this Section 5(c):

“Vacant Leaseable Areas” shall mean non-common, leaseable areas in the Building which either are not leased, or if leased, the term of the lease or the tenant’s right to occupancy thereunder has not commenced; and

“Tenant’s Gas and Electricity Usage Share” shall mean, for any measuring period, the ratio of: (i) the rentable square footage of the Leased Space to (ii) the sum of (A) the weighted average of the total rentable square footage of all leaseable areas in the Building covered by a submeter which are not Vacant Leasable Areas plus (B) twenty-five (25%) percent of the weighted average of the total rentable square footage of Vacant Leaseable Areas covered by such submeters.

For the purpose of this Section 5(c), if the Leased Space is part of a larger leaseable area of space within the Building, which larger area is submetered for gas or electricity usage separately from common areas, then Tenant shall pay monthly as billed by Landlord: (1) for gas and electricity usage in the Leased Space, Tenant’s Gas and Electricity Usage Share of usage costs for gas and/or electricity measured by the submeter for the leaseable area in question; and (2) for gas and electricity service to common areas, Tenant’s Proportionate Share of usage costs for gas and electricity as measured by the submeter for the common areas.

In addition, Landlord may, based on its reasonable assessment of Tenant’s excessive usage of gas or electricity as evidenced by Tenant’s equipment, hours of operation or other factors, separately meter or submeter the Leased Space at Tenant’s sole cost and expense, in which event Tenant shall pay one hundred percent (100%) of the gas and/or electricity usage cost as billed by Landlord based on the reading of such separate meter or submeter.

6. Negative Covenants of Tenant

Tenant will not:

(a)          damage the Leased Space or any other part of the Building;

(b)          bring into or permit to be kept in the Leased Space any dangerous, explosive, or obnoxious substances;

(c)          have property of substantial size or quantity delivered to or removed from the Leased Space without first making arrangements satisfactory to Landlord;

(d)          bring into the Leased Space or use any furniture or equipment that might be harmful thereto or harmful or unreasonably annoying to others in the Building;

(e)          conduct itself or permit its agents, servants, employees or invitees to conduct themselves in a manner that in Landlord’s judgment reasonably exercised is improper or unsafe;

(f)           manufacture any commodity or prepare or dispense any food or beverages in the Leased Space, except for consumption in the Leased Space by Tenant, its employees or invitees;

(g)          do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies or Board of Underwriters whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Leased Space or the Building or Center shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the Commencement Date. Tenant agrees to pay to Landlord as Additional Rent, any and all increases in premiums for insurance carried by Landlord on the Leased Space, or on the Building, caused in any way by the occupancy of Tenant.

(h)         violate or fail to comply, at Tenant’s sole cost and expense, with all laws,ordinances, notices, orders, rule, regulations and requirements affecting the Leased Space and the Building (collectively “Laws”), all manufacturer’s instructions and all requirements of insurers, which relate to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter at the Leased Space by Tenant, or Tenant’s agents, contractors, licensees or invitees; or

(i)          violate or fail to comply, at Tenant’s sole cost and expense, with all Laws (including, without limitation, the Americans With Disabilities Act), which impose any duty upon Landlord or Tenant with respect to Tenant’s particular use or occupancy (as opposed to general occupancy thereof by any tenant) or alteration of, Tenant’s installations in or upon the Leased Space and the Building, and the Rules and Regulations attached hereto, as amended by Landlord from time to time. Compliance with the foregoing may require Tenant to make alterations or improvements, in a manner so as to comply with the requirements of Section 9, provided however, that Tenant shall not be required by virtue of the foregoing to perform alterations to the footings, foundations, structural steel columns and girders forming a part of the Building. Such alterations may be performed by Landlord at Tenant’s expense if the need for the same arises out of Tenant’s particular use or occupancy (as opposed to general occupancy thereof by any tenant) or alteration of the Leased Space or Building, or by any act or omission of Tenant or any of Tenant’s agents, contractors, licensees or invitees.

7. Late Payment

If any payment required by Tenant under any of the terms hereof shall not be paid within five (5) days after written notice from Landlord that such payment is overdue, Tenant shall, upon demand, pay a late charge to Landlord equal to the greater of (a) Fifty ($50.00) Dollars or (b) $.06 for each dollar so due, and such late charge shall be deemed Additional Rent for purposes of this Lease; provided, however, that such late charge shall be due immediately without notice upon any failure to pay when due during any twelve (12) month period in which Landlord shall have given such written notice on two (2) prior occasions.

8. Construction of Leased Space

Landlord shall, without cost to Tenant, complete Landlord’s Work.

If, at Tenant’s request, Landlord performs any items of work or furnishes any materials which it is not required to perform or furnish hereunder, Tenant shall pay Landlord for such additional work and materials, at such reasonable rates as Landlord may charge. All plans and specifications depicting the Landlord’s Work when completed shall be initialed for identification by Landlord and Tenant and become part of this Lease when so initialed.

Within thirty (30) days after the Commencement Date, Tenant shall give Landlord a written list (the “Final Punch List”) of all contended defects, if any, in Landlord’s construction work and of all contended variances in Landlord’s Work from the requirements hereof. Except for defects or deficiencies which are not then discoverable by Tenant in the exercise of reasonable diligence, or which are covered by third party warranties or Landlord’s warranty (as set forth below), any and all such defects and variances not set forth in the Final Punch List shall be conclusively deemed to be waived by Tenant. Landlord shall correct all items on the Final Punch List that constitute valid defects or variances within sixty (60) days after Landlord’s receipt of the Final Punch List, unless the nature of the defect or variance is such that a longer period of time is required to repair or correct the same, in which case Landlord shall exercise due diligence in correcting such defect or variance at the earliest possible date and with a minimum of interference with the operation of Tenant. Any disagreement that may arise between Landlord and Tenant with respect to whether an item on the Final Punch List constitutes a valid defect or variance shall be conclusively resolved by the decision of Landlord’s architect. By occupying the Leased Space as a Tenant, or by installing fixtures, facilities or equipment or by performing finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Leased Space is in the condition required by this Lease, except as to any defects or variances set forth in the Final Punch List.

In addition to (and not in lieu of) Landlord’s obligations under this Lease with respect to repairs, Landlord warrants to Tenant that the Landlord’s Work will be free from material defects in workmanship and materials for a period of one (1) year from the date of substantial completion. Therefore, if prior to the expiration of such warranty period, it is determined that any of the workmanship or material used in Landlord’s Work is defective in any material respect (and such defect was not caused by the act or omission of Tenant or its agents, contractors or any of their employees), and Tenant shall, prior to the expiration of the applicable warranty period, so notify Landlord in writing that such workmanship or material is defective, Landlord shall cause such defective workmanship or material to be appropriately corrected, repaired or replaced without cost or expense to Tenant. Such correction, repair or replacement shall be performed as promptly as practical and in such manner so as to minimize interference with Tenant’s operation in or about the Leased Space. Landlord makes no express or implied warranties to Tenant with respect to the construction of the Landlord’s Work other than as expressly stated in this Lease, and shall have no liability to Tenant for defective work other than the correcting, repair or replacement obligation stated above, Tenant waiving any claim for indirect, special or consequential damages.

9. Tenant’s Alterations

Tenant shall make no alteration, additions or improvement (“Alterations”) to the Leased Space without the consent of the Landlord, such consent not to be unreasonably withheld, conditioned or delayed. If Landlord consents to such Alterations it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all cost to be incurred in connection with such work, insurance, and copies of the plans, specifications and permits necessary for such work.

Alterations shall be done at Tenant’s expense by employees of or contractors hired by Landlord, except to the extent that Landlord gives prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) to the Tenant to hire its own contractors. Upon execution of the construction contract(s) for the desired work, Tenant shall promptly pay Landlord, or to Tenant’s contractors, as the case may be, 50% of the cost of all such work, with the remainder to be paid upon substantial completion of such work. If Tenant’s contractor performs such work, Tenant shall pay to Landlord its then standard hourly rate for review and approval of plans and specifications relating thereto, which is currently $125 per hour. All Alterations shall be done in a first class, workmanlike manner and shall comply with all insurance requirements and all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction thereover, and if performed by Tenant’s contractors hired with Landlord’s consent, with all reasonable requirements of Landlord imposed as a condition of such consent.

Landlord’s consent shall not be required for Tenant Alterations which (i) do not adversely impact the structural integrity of the Building or the systems serving the Building or their operation, (ii) are not visible from the Building exterior and (iii) the cost of which is $10,000 or less with respect to any Tenant Alteration project (or $20,000 or less in the aggregate with respect to Tenant Alteration projects undertaken over any twelve (12) consecutive month period), provided that Tenant shall provide Landlord with written notice thereof at least ten (10) days prior to commencement of work, accompanied by any plans and specifications required for the issuance of any building permits required for such work, and copies of such permits. Tenant Alterations described in this paragraph for which Landlord’s consent is not required hereinafter are called “Permitted Tenant Alterations.” Notwithstanding the foregoing, painting or carpeting of the interior of the Leased Space and like cosmetic improvements shall not be deemed Tenant Alterations regardless of the cost thereof. Notwithstanding anything herein to the contrary, Tenant shall have the right, at Tenant’s option, to install a security system or other access control system for the Leased Space, subject to Landlord’s review and approval of the placement of such system and the method of installation, which approval shall not be unreasonably withheld.

All Alterations shall become a part of the Leased Space when made and shall remain upon and be surrendered with the Leased Space at the end of the term, provided, however, if prior to the installation of an Alteration, Landlord so directs by written notice to Tenant, then upon termination of this Lease, Tenant shall promptly remove said Alteration which was so designated by Landlord in said written notice to Tenant. Tenant shall repair any damage occasioned by such removal, and, in default thereof, Landlord may effect said removal and repairs at Tenant’s expense. Any property left in the Leased Space by the Tenant shall be deemed to have been abandoned; Landlord may dispose of such property at Tenant’s expense and without notice to Tenant.

10. Mechanic’s Liens

If any mechanics’ or other lien shall be filed against the Leased Space or the Building purporting to be for labor or material furnished or to be furnished at the request of the Tenant, then Landlord shall notify Tenant of such lien and Tenant shall have thirty (30) days to contest (with Landlord’s reasonable cooperation) the validity of such lien. If Tenant is unsuccessful in contesting the validity of such lien within said thirty (30) day period then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within forty (40) days after the filing thereof.

If Tenant shall fail to cause such lien to be discharged by payment, bond or otherwise within such period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, reimburse Landlord for all amounts paid and cost incurred, including attorneys’ fees, in having such lien discharged of record.

11. Condition of Leased Space

Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Leased Space or the Building or with respect to the suitability of either for the conduct of Tenant’s business. The taking possession of the Leased Space by Tenant shall conclusively establish that the Leased Space and the Building were at such time in satisfactory condition, order and repair as required by Section 3 hereof, subject to the provisions respecting the Final Punch List and Landlord’s warranty in Section 8 hereof.

12. Building Services

Provided Tenant has not committed an Event of Default under any of the provisions of this Lease, Landlord shall provide, during normal business hours, five (5) days a week, all heat, light, electricity, air conditioning, restroom facilities and janitorial services, all as are commercially reasonable. Notwithstanding the foregoing, Tenant shall have access to the Leased Space on a 24 hours per day, 7 days per week basis and Landlord shall provide heat, light, electricity, air conditioning and restroom facilities during those hours, provided, however, that Landlord shall not be obligated to provide maintenance services, including without limitation, janitorial, repairs, and snow removal other than during normal business hours.

Landlord shall not be liable in damages or otherwise for temporary delay or failure in furnishing any services or facilities to be provided by Landlord under this Lease or any other agreement between Tenant and Landlord (or its agents) or implied by law.

13. Assignment and Subletting

Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, effectuate a Transfer, with the exception of a Permitted Transfer. Notwithstanding the foregoing, Tenant may effectuate a Permitted Transfer without the consent of Landlord, provided that with respect to a Permitted Transfer: (i) the transferee shall assume the obligations of Tenant; (ii) Tenant shall provide Landlord with written notice of the proposed Permitted Transfer not less than fifteen (0 5) days in advance of such Permitted Transfer becoming effective; (iii) a copy of the documents effectuating the Permitted Transfer shall be delivered to Landlord within five (5) days after the Permitted Transfer becomes effective; and (iv) if requested by Landlord, the transferee shall execute and deliver to Landlord a Transfer Assumption Agreement. As to Transfer other than a Permitted Transfer, Landlord agrees that it shall not unreasonably withhold its consent, provided that the business of Tenant’s transferee is no more hazardous than that of Tenant, it being understood that it shall not be unreasonable for Landlord to require, as a condition of such consent:

(a)         That fifty percent (50%) of any money or other economic consideration received by Tenant as a result of such Transfer (other than with respect to a Permitted Transfer), whether denominated as rent or otherwise, which exceeds, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Leased Space subject to the sublease or assignment) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder; and

(b)         That Landlord shall not be obligated to consent to a Transfer at any time when there exists comparable space available for lease in the Center; and

(c)         That the transferee execute and deliver to Landlord a Transfer Assumption Agreement.

Regardless of Landlord’s consent, and with respect to a Permitted Transfer, no Transfer shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.

Consent to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any transferee from Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such transferee. Landlord may consent to subsequent Transfers or amendments or modifications to this Lease with transferees from Tenant, without notifying Tenant, or any transferee from Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

14. Access to Leased Space

Landlord, its employees and agents, shall have the right to enter the Leased Space at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building, or mortgagees, and making such alterations, repairs, improvements or additions to the Leased Space or to the Building as Landlord may deem necessary or desirable provided such alterations, repairs, improvements or additions do not materially and adversely affect Tenant’s business or use of the Leased Space or, except with Tenant’s consent, alter in any material respect the Landlord’s Work or approved Tenant’s Alterations. Except in case of emergency in Landlord’s reasonable judgment, any such entry shall be after reasonable notice to Tenant and in compliance with Tenant’s practices from time to time established with respect to areas where confidential information is located. Tenant shall provide Landlord with the names and home phone numbers of at least three of Tenant’s employees to be utilized by Landlord in the event of an emergency. If a representative of Tenant shall not be present to open and permit entry into the Leased Space at any time when such entry by Landlord is necessary in an emergency, Landlord may enter by means of a master key (or forcibly) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. No locks or similar devices shall be attached to any doors or windows in the Leased Space without the prior written consent of Landlord.

15. Repairs

(a)         Landlord shall repair, maintain and as necessary, replace, the roof, load hearing walls (other than paint and wall coverings), floors (excluding carpeting), foundations and other structural elements of the Building, and all plumbing, air conditioning and electrical systems, fixtures and equipment and HVAC system components serving the Building, elevators and all other items which constitute a part of the Leased Space and are installed or furnished by Landlord; provided, however that Landlord shall not be obligated for any such repairs until the expiration of a reasonable period of time after written notice from Tenant that such repair is needed. In no event shall Landlord be obligated to repair any damage caused by an act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants or contractors, the cost of which shall be the responsibility of Tenant. Any such repairs and any labor performed or materials furnished in, on or about the Leased Space shall be performed and furnished by Landlord in compliance with all applicable laws, regulations, ordinances and requirements of duly constituted authorities or central bodies having jurisdiction over the Building and the requirements of any board of underwriters having jurisdiction thereof.

(b)         Except as the Landlord is obligated for repairs as provided above, Tenant shall make, at its sole cost and expense, all repairs necessary to maintain the Leased Space and shall keep the Leased Space and the fixtures therein in neat and orderly condition. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as Additional Rent. Any such repairs and any labor performed or materials furnished in, on or about the Leased Space shall be performed and furnished by Tenant in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Building, the requirements of any board of underwriters having jurisdiction thereof, as well as any reasonable regulations imposed by Landlord pertaining thereto. Tenant agrees that prior to performing any work which will become permanently affixed to the Leased Space, Tenant shall provide Landlord with plans and specifications of its proposed improvements for Landlord’s review and, if acceptable, its approval, such approval not to be unreasonably withheld, conditioned or delayed.

(c)          Provided that Landlord shall exercise reasonable efforts to effectuate its repairs in a manner which will keep at a minimum Landlord’s interference with Tenant’s use and occupancy of the Leased Space, Landlord shall not be liable by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, additions or improvements in or to the Leased Space, or the Building or Center or to any appurtenances or equipment therein.

16. Termination and Extension

This Lease shall terminate at the end of the Term without notice from either party.

17. Early Cancellation Option

If at any time Landlord (or an affiliate of Landlord) and Tenant execute a lease of not less than 5,404 rentable square feet for similar quality space as the Leased Space, on terms comparable to the terms of this Lease, or other terms and conditions acceptable to Landlord (or its affiliate) and Tenant in their discretion, this Lease shall be terminable by Tenant effective as of the commencement date of such other lease.

18. Surrender of Leased Space

At the end of the Term of this Lease, Tenant shall surrender the Leased Space to Landlord, together with all alterations, additions and improvements thereto (other than those Tenant Alterations required by Landlord to be removed by Tenant pursuant to Section 9 above), in broom clean condition and in good order and repair except for ordinary wear and tear and damage for which Tenant is not obligated to make repairs under this Lease. Subject to Section 9 hereof and if no Tenant Event of Default is then existing under any of the terms hereof, Tenant shall have the right at the end of the Term to remove any equipment, furniture, trade fixtures or other personal property placed in the Leased Space by Tenant, provided that Tenant promptly repairs any damage to the Leased Space caused by such removal. Tenant shall repair all damage to the Leased Space caused by such removal and restore the Leased Space to the condition in which it was prior to the installation of the items so removed. Tenant shall surrender the Leased Space to Landlord at the end of the Term, without notice of any kind, and Tenant waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania. If Tenant shall fail to remove any of its equipment, furniture, trade fixtures or other personal property, Landlord may remove and store the same at the expense of Tenant or sell the same on behalf of Tenant at public or private sale in such manner as is commercially reasonable, with any proceeds thereof to be first applied to the costs and expenses, including attorney’s fees, of the storage and sale and the payment of any amounts owed hereunder by the Tenant.

19. Indemnification and Insurance

Tenant covenants and agrees that it shall, without notice or demand and at its own cost and expense, indemnify and save harmless Landlord against and from, and Landlord not be liable to Tenant for, any and all claims by or on behalf of any person arising in any manner whatsoever from, out of or in connection with

(a)         the use (including the installation of fixtures) and occupancy of the Leased Space by Tenant, its agents, employees and invitees,

(b)         any failure by Tenant to perform any of the terms or conditions of this Lease required to be performed by Tenant,

(c)            any failure by Tenant to comply with any statutes, regulations, ordinances or orders of any governmental authority, or

(d)            any accident, death, injury, or damage, loss or theft of property in or about the Leased Space (whether involving property belonging to Tenant or any other person) resulting from any cause whatsoever, except to the extent that such accident, death, injury, damage, loss or theft is caused by the negligence or misconduct of the Landlord, its agents, employees, or invitees, and from and against all costs, attorney fees, expenses and liabilities incurred in or as a result of any such claim or action or proceeding brought against Landlord by reason of any such claim. Tenant, upon notice from Landlord covenants to resist or defend such action or proceeding by legal counsel reasonably satisfactory to Landlord.

Tenant shall keep in force commercial general liability insurance with respect to the Tenant’s operations at the Leased Space with companies with at least a Best rating of A-X, and in form acceptable to the Landlord, to afford protection of not less than Two Million ($2,000,000) Dollars per occurrence with respect to personal injury or death and property damage, combined single limit, and naming the Landlord as an additional insured. Such insurance shall be endorsed to provide that the insurance shall be primary to and not contributory to any similar insurance carried by Landlord, and that Landlord shall receive thirty (30) days written notice prior to non-renewal, cancellation or material change of any insurance, and shall contain a severability of interest clause. Tenant shall furnish to Landlord with evidence of compliance with the insurance requirements set forth above, in the form of an approved ACCORD certificate of insurance, and if such certificate does not evidence the endorsements referenced above, copies of the declarations page of the insurance policy and such endorsements.

Subject to the provisions regarding waivers of claims as provided in the last paragraph of this Section 19, Landlord covenants and agrees that it shall, without notice or demand and at its own cost and expense, indemnify and save harmless Tenant against and from, and Tenant shall not be liable to Landlord for, any and all claims by or on behalf of any person arising in any manner whatsoever from, out of, or in connection with any accident, death, injury, or damage, loss or theft of property in or about the Leased Space (whether involving property belonging to Landlord or any other person) resulting from the gross negligence or wanton and willful misconduct of Landlord, its agents or employees, and from and against all costs, reasonable attorney fees, expenses and liabilities incurred in or as a result of any such claim or action or proceeding brought against Tenant by reason of any such claim. Landlord, upon notice from Tenant covenants to resist or defend such action or proceeding by legal counsel reasonably satisfactory to Tenant.

Landlord shall keep in force commercial general liability insurance with respect to the Building with companies and in form reasonably acceptable to Tenant to afford protection of not less than Two Million ($2,000,000.00) Dollars with respect to personal injury or death and property damage.

The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Tenant, or any other person, under Workers or Workman’s Compensation statutes, disability benefits statutes or other employee benefit laws.

Landlord and Tenant each waives all claims for recovery against the other for any loss or damage which may be inflicted on the property of such party and damages suffered by either arising from loss of use of the Leased Space or the Building arising from fire or other casualty, even if such loss or damage shall be caused by the fault or negligence of the other party or any of its agents; provided however that such waiver by Landlord shall not apply with respect to any liability of Tenant described in Section 6(h) and in Section 19(c). Each party shall cause its applicable policies of property insurance to contain a clause to the effect that this waiver shall not affect said policies or the right of the insured to recover thereunder. If any policy does not contain such a clause, the insured party shall, at the written request of the other party to this Lease, have such a clause added to said policy if an endorsement so providing is obtainable.

20. Fire or Other Casualty

(a)          If the Leased Space is partially damaged by fire or other casualty, and insurance proceeds are available to Landlord, the damages shall be repaired by and at the expense of Landlord and the rent, until such repairs shall be made, shall be apportioned from the date of such fire or other casualty according to the part of the Leased Space which is usable by Tenant. Landlord agrees to repair such damage within a reasonable period of time after receipt from Tenant of written notice of such damage, except that Tenant agrees to repair and replace its own furniture, furnishings and equipment. If Landlord is unable to complete reconstruction of the damaged premises within one hundred eighty (180) days from the date of the casualty, Tenant shall have the right to terminate this Lease, by written notice delivered to Landlord within five (5) business days following the end of such one hundred eighty (180) day period, in which event such notice shall be effective to terminate the Lease on the date stated in such notice which shall be not later than 45 days after the expiration of such 180 day period. If Tenant does not elect to terminate this Lease pursuant to this section, Landlord shall complete the reconstruction within a reasonable time after the expiration of the 180 day period.

(b)          If the Leased Space or Building is totally damaged or is rendered wholly untenantable by fire or other casualty, each party shall have the right to terminate the Lease by written notice to the other on or before thirty (30) days after such casualty occurred. If, however, Landlord commits in writing within thirty (30) days following such casualty to reconstruct the damaged Leased Space or Building to the condition which existed prior to such casualty and a reputable contractor acceptable to Landlord and Tenant determine that such reconstruction can be substantially completed within the earlier of (1) one hundred fifty (150) days from the date of such casualty, or (2) one year prior to the Expiration Date, then neither party shall have the right to terminate this Lease and Landlord shall undertake reconstruction of the damaged premises. If, however, Landlord is unable to complete reconstruction of the damaged premises within one hundred eighty (180) days from the date of the casualty, Tenant shall have the right to terminate this Lease.

21. Condemnation

If the Leased Space or the Building or any material part of either shall be condemned for public use, then and in that event, upon the vesting of title to the same for such public use, this Lease shall terminate, anything herein contained to the contrary notwithstanding, except that Tenant shall have the right to prove and collect the value of the trade fixtures installed by it, including moving expenses. In the event of such termination of this Lease, all rent paid in advance shall be apportioned as of the date of such termination. Notwithstanding the foregoing, if only a part of the Leased Space shall be so taken and the part not so taken shall be sufficient for the operation of Tenant’s business, Tenant, at its election, may retain the part not so taken and there shall be a proportional reduction in the rent. All compensation awarded or paid upon such a total or partial taking of the Leased Space shall belong to and be the property of the Landlord without any participation by the Tenant, provided, however, that nothing contained herein shall be construed to preclude the Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture, and other personal property belonging to the Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect the Landlord’s award or the award of any mortgagee.

22. Estoppel Certificates

At any time, and from time to time, upon the written request of Landlord or any “Mortgagee” (as defined in Section 30 hereof), Tenant, within ten (10) business days of the date of such written request, agrees to execute and deliver to Landlord and/or such Mortgagee, a written statement: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the Term; (c) certifying that Tenant is in occupancy of the Leased Space, and that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied or performed by Landlord have been satisfied and performed except as shall be stated; (e) certifying that Landlord is not in default under the Lease and there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating the defaults and /or defenses claimed by Tenant; (f) reciting the amount of advance rent, if any paid by Tenant and the date to which such rent has been paid; (g) reciting the amount of security deposited with Landlord, if any; and (h) any other information which Landlord or the Mortgagee shall reasonably require. The failure of Tenant, after signed receipt, to execute, acknowledge and deliver to Landlord and/or any Mortgagee a statement in accordance with the provisions herein within the period set forth herein shall constitute an acknowledgment by Tenant which may be relied upon by any person holding or intending to acquire any interest whatsoever in the Leased Space or the Building that this Lease has not been assigned, amended, changed or modified, is in full force and effect and that the Minimum Annual Rent, and Additional Rent have been duly and fully paid not beyond the respective due dates immediately preceding the date of the request for such statement and shall constitute as to any persons entitled to rely on such statements a waiver of any defaults by Landlord or defenses or offsets against the enforcement of this Lease by Landlord which may exist prior to the date of the written request, and Landlord, at its option, may treat such failure as an event of default.

23. Default

The occurrence of any of the following shall constitute an “Event of Default” and breach of this Lease by Tenant:

(a)      A failure by Tenant to pay, when due, any installment of rent hereunder or any such other sum herein required to be paid by Tenant where such failure continues for ten (10) days after written notice thereof from Landlord; provided however said written notice shall not be required to be given by Landlord more than twice in any twelve (12) month period.

(h)      A failure by Tenant to observe and perform any other terms or conditions of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if such default is of a nature that cannot be reasonably cured within such thirty (30) day period, no default shall exist so long as Tenant has commenced cure within such thirty (30) day period and diligently pursues same to completion within ninety (90) days.

(c)      The making by Tenant of any assignment for the benefit of creditors; an adjudication that Tenant is bankrupt, insolvent, or unable to pay its debts; the filing by or against Tenant of a petition in bankruptcy or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of petition filed against Tenant, the same is dismissed within ninety (90) days after the filing thereof); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Leased Space or of Tenant’s interest in this Lease (unless possession is restored to Tenant within sixty (60) days after such appointment); or the attachment, execution or levy against, or other judicial seizure of, substantially all of Tenant’s assets located in the Leased Space or of Tenant’s interest in this Lease (unless the same is discharged within sixty (60) days after issuance thereof).

24. Remedies

Upon the occurrence of any Event of Default:

(a)      Landlord may perform for the account of Tenant any such act, the omission of which constituted an Event of Default by Tenant and immediately recover as Additional Rent any expenditures made and the amount of any obligations incurred in connection therewith, plus interest at the Default Rate from the date the obligations are incurred by Landlord until payment therefor to Landlord, whether before or after entry of judgment and issuance of execution thereon.

(b)          Landlord may accelerate all Minimum Annual Rent and Additional Rent due for the balance of the Term of this Lease and declare the same, to be immediately due and payable, which shall be discounted to present value, at a discount rate equal to the yield to maturity on US Treasury Securities having a maturity date nearest to the scheduled Expiration Date. Such amount shall bear interest at the Default Rate from the date of acceleration until payment in full.

(c)          In determining the amount of any future payments due Landlord relating to Operating expenses and /or Real Estate Taxes, Landlord may make such determination based upon the most recent estimates of Operating Expenses and/or Real Estate Taxes available.

(d)          Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term or condition broken; and, thereupon at the expiration of the time limit in such notice, this Lease and the Term hereof, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein granted for expiration of the Term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Leased Space, and Landlord may enter into and repossess the Leased Space by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment, prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Leased Space shall be relet.

(e)          Landlord may, at any time after the occurrence of any Event of Default, re-enter and repossess the Leased Space and any part thereof and attempt in its own name, as agent for Tenant if this Lease not be terminated, or on its own behalf if this Lease be terminated, to relet all or any part of the Leased Space for and upon such terms and to such persons and for such period or periods as Landlord, in its sole discretion, shall determine, including a term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Space to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alteration or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and attorney’s fees incurred by Landlord; and any sums collected by Landlord from any new tenant obtained shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant.

(f)           Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the terms and conditions hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnities or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

(g)         In the event of any breach of Tenant hereunder, Landlord shall have the right to change the locks on the Leased Space and exclude Tenant therefrom, and to discontinue all or part of the services and facilities provided to Tenant under this Lease or otherwise, which action shall not be deemed an eviction. Such action may be taken, however, only upon five (5) days prior notice to Tenant, and Tenant hereby releases Landlord from any liability for any damages sustained by Tenant or its property as a result of the same.

(h) If Tenant has paid accelerated rent to Landlord and Landlord thereafter re-lets any portion of the Leased Space, any sums collected by Landlord from any new tenant obtained in excess of the cost of decoration, repairs, changes, alterations or additions, and any reasonable brokerage and attorney’s fees incurred by Landlord in connection with such re-letting, to the extent the same exceed all other damages incurred by Landlord as a result of Tenant’s default, shall be paid to Tenant if, as and when received by Landlord from the replacement tenant, but in no event shall the amount to be paid to Tenant by Landlord exceed the amount of accelerated rent and other damages paid by Tenant to Landlord.

25. Confession of Judgment

If Tenant fails to vacate the Leased Space upon termination of this Lease or an Event of Default shall have occurred, Landlord, after five (5) days prior written notice to Tenant, shall have the further remedy of confession of judgment for possession:

WHEN THIS LEASE SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, EITHER DURING THE ORIGINAL TERM OR ANY RENEWALS OR EXTENSIONS THEREOF, AND ALSO WHEN AND AFTER THE TERM HEREBY CREATED OR, ANY RENEWAL OR EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, AND A JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, IT SHALL BE CANCELED OR SUSPENDED AND POSSESSION OF THE LEASED SPACE REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR TERMINATION OF THIS LEASE, OR ANY RENEWAL OR EXTENSION HEREOF, TO BRING ONE OR MORE ACTIONS IN CONFESSION OF JUDGMENT FOR EJECTMENT AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE LEASED SPACE. IF IN ANY ACTION TO CONFESS JUDGMENT IN EJECTMENT, LANDLORD SHALL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THIS LEASE (AND THE TRUTH OF THE COPY STATED IN SUCH AFFIDAVIT SHALL BE SUFFICIENT PROOF) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW, RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT EXPRESSLY RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL ERRORS IN THE SAID PROCEEDINGS, AND ALL LIABILITY THEREFOR. TENANT EXPRESSLY WAIVES THE BENEFIT OF ALL LAWS, NOW OR HEREAFTER IN FORCE, EXEMPTING ANY GOODS WITHIN THE LEASED SPACE OR ELSEWHERE FROM DISTRAINT, LEVY OR SALE.

Tenant hereby waives to the fullest extent permitted by law, the duties imposed on any person relying upon or exercising the warrant of attorney to confess judgment contained in this instrument, as such duties are provided in Section 5601.3(b) of the Pennsylvania Probate Estate and Fiduciaries

Code, 20 Pa.C.S.A., Section 5601.3(b). Tenant acknowledges that it is its expectation that Landlord shall, upon the occurrence of an event of default under this instrument, enter judgment by confession against Tenant and thereafter recover possession of the Leased Space, and that such actions by Landlord are not contrary to Tenant’s best interest, and such action by Landlord shall not constitute an absence of Landlord’s good faith, nor an action beyond the scope of authority granted by this instrument.

Tenant:
IDERA PHARMACEUTICALS, INC.
/s/ Vincent J. Milano
By:	Vincent J. Milano

25. Waiver

The failure or delay on the part of Landlord to enforce or exercise at any time any of the terms and conditions of this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of Landlord to thereafter enforce each and every such term or condition. No waiver by Landlord of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by this Lease shall be deemed an acceptance or a surrender of the Leased Space, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

26. Quiet Enjoyment

If and so long as Tenant pays the rent reserved hereunder and observes and performs all the terms and conditions on Tenant’s part to be observed and performed hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Space for the entire Term hereof, subject to all of the provisions of this Lease.

27. Force Majeure

Time periods for Landlord’s performance of its obligations under any of the term of this Lease shall be extended for periods of time during which the Landlord’s performance is prevented due to circumstances beyond the Landlord’s control, including without limitation, strikes, embargoes and governmental regulations, acts of God, war or other strife.

28. Successors

The respective rights and obligations provided in this Lease shall bind and shall inure to the parties hereto, and their successors and permitted assigns.

29. Landlord’s Liability

Landlord’s responsibility under this Lease shall be limited to its interest in the Leased Space and in the Building, including the rents, profits and proceeds thereof, and no members of Landlord’s partnership shall be personally liable hereunder. Tenant agrees to look solely to Landlord’s interest in the Leased Space and in the Building, including the rents, profits and proceeds thereof, for the collection of any judgment, and, in entering any such judgment, the person entering the same shall request the prothonotary to mark the judgment index accordingly. If the Leased Space or the Building is transferred or conveyed and such successor assumes the obligations of this Lease, Landlord shall be relieved of all covenants and obligations under this Lease thereafter, provided that notice of said transfer or conveyance is given to Tenant by Landlord and Landlord delivers the Security Deposit to such successor.

30. Subordination

Upon delivery of a non-disturbance and attornment agreement which is reasonably satisfactory to Tenant, Tenant agrees; (a) that, except as hereinafter provided, this Lease is, and all of Tenant’s rights hereunder are and shall always be, subject and subordinate to any mortgage, leases of Landlord’s property (in sale-leaseback) pursuant to which Landlord has or shall retain the right of possession of the Leased Space (and/or the Building) or security instruments (collectively called “Mortgage”) that now exist, or may hereafter be placed upon the Leased Space or the Building, or any part thereof and all advances made or to be made thereunder and extensions thereof; and (b) that if the holder of any such Mortgage (“Mortgagee”) or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any Mortgage shall at its sole option so request, Tenant will, attorn to, and recognize such Mortgagee or purchaser, as the case may be, as Landlord under this Lease for the balance then remaining of the term of this Lease, subject to all terms of this Lease, Notwithstanding anything to the contrary set forth above, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by execution of a written document subordinating such Mortgage to this Lease to the extent set forth therein, and thereupon this Lease shall be deemed prior to such Mortgage to the extent set forth in such written document without regard to their respective dates of execution, delivery and/or recording and in that event, to the extent set forth in such written document such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and a memorandum thereof recorded prior to the execution, delivery and recording of the Mortgage as though this Lease had been assigned to such Mortgagee. Should Landlord or any Mortgagee or purchaser desire confirmation of either such subordination or such attornment, as the case may be, Tenant upon written request, and from time to time, will execute and deliver without charge and in form reasonably satisfactory to Landlord and Tenant, to the Mortgagee or the purchaser all instruments and/or documents that may be required to acknowledge such subordination and/ or agreement to attorn, in recordable form within ten (10) business days following a request therefor from Landlord. The foregoing subordination and attornment provisions are subject to the Mortgagee’s agreement that such Mortgagee agrees to recognize this Lease and to allow Tenant to remain in possession of the Leased Space and exercise all of its rights under the Lease so long as Tenant does not suffer an Event of Default under this Lease and this Lease or Tenant’s right of possession is not terminated in accordance with the terms of this Lease. Tenant shall agree to any reasonable changes to this Lease as may be required by a Mortgagee, which changes do not materially alter the non-economic terms, or alter in any way the economic terms, of this Lease.

31. Intentionally Deleted

32. Rules and Regulations

Tenant agrees to comply with the rules and regulations established by Landlord for time to time, which Landlord agrees will be applied uniformly to all tenants. The existing rules and regulations are attached hereto as Exhibit “C”.

33. Governing Laws

This Lease shall be governed by and construed in accordance with the laws of the state in which the Building is located.

34. Severability

If any provisions of this Lease shall prove to be invalid, void or illegal, it shall in no way affect any other provision hereof and the remaining provisions shall nevertheless remain in full force and effect.

35. Holding Over

If Tenant shall, with the consent of Landlord, hold over after the expiration of the Term, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable state law. During such tenancy, Tenant agrees to pay to Landlord the fair market value for the Leased Space, as reasonably determined by Landlord, and to be bound by all the terms and conditions herein. If Landlord shall not give consent in writing to such holdover, such tenancy may be terminated as above provided, and until Tenant has vacated the Leased Space, it agrees to pay to Landlord rent at a monthly rental equal to 150% of the rate payable by Tenant at the expiration of the Term for the first month of the holdover, and 200% of the rate payable by Tenant at the expiration of the Term thereafter.

36. Notices

All notices and statements required or permitted under this Lease shall be in writing, delivered in person or sent by United States Certified Mail, postage prepaid, by Federal Express or other recognized overnight courier service, or by hand delivery, addressed to the party intended to receive such notice at such party’s Notice Address.

37. Brokers

Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, firm, company or person in connection with the negotiation for or the obtaining of this Lease, except the Broker, if any named in Section 1 of this Lease, and Tenant shall indemnify, defend and hold Landlord harmless from and against any claim by any person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Lease, and any attorney’s fees or other expenses incurred by Landlord in connection therewith. If any Broker is named in Section 1 of this Lease, Landlord shall compensate such Broker for its services in accordance with a separate agreement between Landlord and Broker.

38. Signs

Tenant shall not, without the prior written consent of Landlord, paint, place or erect any sign on the exterior doors or walls of the Leased Space or of the Building or Center. Notwithstanding the foregoing, Landlord shall provide Tenant with Building standard signage at Landlord’s sole cost and expense, which shall consist of Tenant’s name on the Building directory in the Building lobby and the Tenant’s name, logo and suite number at the entrance to the Leased Space. Additionally, Landlord shall provide Tenant with signage on the Building’s monument sign at Landlord’s sole cost and expense, which shall include Tenant’s name and logo as described on Exhibit D attached hereto.

39. Security Deposit

Upon the execution of this Lease, Tenant agrees to deposit with Landlord the Security Deposit, to be held by Landlord as security for the faithful performance of all the terms and conditions of this Lease. Should the Tenant breach any of the terms and conditions of this Lease which continues beyond any applicable cure period and required notice, Landlord shall have the right, at any time and from time to time, to apply the Security Deposit or any part thereof, for the purpose of curing any such Event of Default or for the purpose of reimbursing Landlord for any damage or costs occasioned by such Event of Default, but the right of Landlord to apply the Security Deposit shall not affect any other remedies available to Landlord under this Lease or under applicable law. If the Security Deposit, or any part thereof, is so applied by Landlord, Tenant shall within ten (10) business days after demand, deposit additional funds with Landlord to restore the Security Deposit, and failure to do so shall constitute a default under this Lease.

If the Tenant shall have faithfully complied with all the terms and conditions of this Lease, the Security Deposit (without interest) shall be refunded to Tenant within thirty (30) days after the expiration or sooner determination of this Lease; provided, however, that Tenant first shall have vacated the Leased Space and surrendered possession thereof to the Landlord by delivery of keys, in accordance with the Lease provisions and shall have returned the Leased Space to Landlord in good order and repair.

Nothing herein contained shall require Landlord to hold the sums so deposited as a trust fund, nor establish any relationship other than that of debtor and creditor with respect to said funds so deposited.

If Landlord shall assign or otherwise transfer its interest in this Lease, Landlord shall have the right to transfer the Security Deposit to the assignee or other transferee of such interest (with like right of transfer to any subsequent assignee or other transferee) and upon such transfer, Landlord shall be released and relieved from all liability and/or responsibility with respect to this Security Deposit and/or the return or application thereof.

40. Right of First Offer for Additional Space

(a)          Adjacent to the Leased Space is additional space in the Building consisting of 6,692 rentable square feet designated as “Additional Space” on Exhibit A attached hereto (the “Additional Space”), which Additional Space is not currently the subject of a Lease, but which is subject to certain priority rights to lease (the “XL Rights”) granted to XL Global, Inc. (“XL”), another tenant at the Building, as of the date hereof.

(b)          Subject to the XL Rights, if at any time prior to the leasing of the Additional Space, Tenant desires to lease all or a portion thereof which is contiguous to the Leased Space, and which portion will not result in the remaining, unleased Additional Space consisting of less than 1500 rentable square feet in a configuration which Landlord in its reasonable judgment determines is not marketable, Tenant shall have a right of first offer to lease such Additional Space in accordance with the following procedure. If Tenant desires to lease such Additional Space, Tenant shall notify Landlord in writing (a “Tenant Expansion Notice”) that Tenant elects to lease such Additional Space and specify which portion of the Additional Space that Tenant so elects to lease (the “ROFO Space”), accompanied by a space plan showing the layout of such ROFO Space and the improvements to the ROFO Space required by Tenant. If Tenant elects to lease the ROFO Space, the ROFO Space shall be added to the Leased Space by amendment to this Lease and all of the terms and conditions of this Lease will apply to such ROFO Space, except that Landlord shall have no obligation to perform any Landlord’s Work. Notwithstanding the foregoing, Landlord shall provide an improvement allowance with respect to the ROFO Space equal to $0.75 per rentable square foot of the ROFO Space multiplied by the number of months remaining in the Term, with Tenant being obligated to pay for the cost of any improvements installed by Landlord in excess of such allowance, on or before the date of substantial completion of such work. Minimum Annual Rent and Additional Rent with respect to the ROFO Space at the then applicable rate per rentable square foot under this Lease shall commence upon the date of substantial completion of any improvements to the ROFO Space such that Tenant is able to use the ROFO Space for its intended purpose (the “ROFO Space Commencement Date”). Within five (5) business days of submission of the plans and specifications for the improvements to the ROFO Space to Tenant for approval, Tenant shall either (1) approve in writing such plans and specifications for the improvements to the ROFO Space, or (2) provide Landlord with specific comments with respect thereto which identify material discrepancies between such plans and specifications as submitted by Landlord and (A) the space plan provided by Tenant which accompanied the Tenant Expansion Notice, and/or (B) the level and character of finishes within the Leased Space. Any resubmission of plans and specifications by Landlord in response to Tenant’s comments shall be subject to the same requirements for Tenant’s approval or comments until the plans and specifications are approved. In the absence of Tenant’s timely approval or appropriate comments to the plans and specifications for the improvements to the ROFO Space as required above, then the ROFO Space Commencement Date shall be the date which is the first to occur of: (1) twelve (12) weeks after Landlord has delivered to Tenant for approval plans and specifications for the ROFO Space which are substantially consistent with the space plan provided by Tenant which accompanied the Tenant Expansion Notice, and the level and character of finishes within the Leased Space, or (2) the date of substantial completion of any improvements to the ROFO Space such that Tenant is able to use the ROFO Space for its intended purpose. Upon any expansion of the Leased Space pursuant to this Section: (i) upon the ROFO Space Commencement Date, any terms of this Lease dependent upon the size of the Leased Space such as Tenant’s Proportionate Share shall automatically be adjusted to account for the applicable increase in the rentable square footage of the Leased Space occurring as of such date, and (ii) to the extent requested by either party, the parties will execute an amendment to this Lease which expressly accounts for all applicable modifications to the terms hereof arising by virtue of such expansion.

(c)          If at any time Landlord receives a request for a proposal to lease all or a portion of the Additional Space to a third party (other than XL), which Landlord desires to issue, and if XL has waived the XL Rights with respect to such portion of the Additional Space, Landlord shall notify Tenant of the same, which shall identify the portion of the Additional Space which is the subject of the request for proposal (the “Third Party Inquiry Notice”). If Tenant desires to lease fifty (50%) percent or more of the Additional Space which is the subject of the Third Party Inquiry Notice, Tenant shall issue to Landlord a Tenant Expansion Notice within ten (10) business days after receipt of the Third Party Inquiry Notice, and the requirement that the remaining portion of the Additional Space be not less than 1500 rentable square feet in a configuration which Landlord in its reasonable judgment determines is marketable shall apply to the portion of the Additional Space identified in such Tenant Expansion Notice, and the provisions of subsection (b) above shall apply with respect to rent, improvement allowance and the like, and the Tenant Expansion Notice shall be accompanied by a space plan showing the layout of such Additional Space and the improvements to the Additional Space required by Tenant, which shall be treated as ROFO Space in accordance with the provisions of subsection (b) above. If Tenant elects not to expand into such Additional Space within the ten (10) business day period, then Landlord may proceed to lease such space to any third party free and clear of any rights of Tenant under this clause (c). All of the terms and conditions of this Lease will apply to any such ROFO Space leased by Tenant, in the same manner as if such ROFO Space were leased to Tenant pursuant to subsection (b) above.

(d)         In the event that Landlord leases any portion of the Additional Space to a third party, at such time as Landlord becomes aware that such third party intends to vacate the Additional Space at the end of its term, if XL has waived the XL Rights with respect to such portion of the Additional Space, Landlord shall provide to Tenant written notice of the expiration date of such lease, in which event the provisions of subsection (b) and (c) above shall apply to such vacated Additional Space, giving rise to the rights of first offer described in subsections (b) and (c) as to such vacated Additional Space when vacated and the term of such third party lease has expired.

(e)         Any lease of Additional Space between Landlord and Tenant shall be coterminous with the Term of the original Leased Space, and shall include the option to renew as set forth in Section 44 below, subject to any XL Rights to such Additional Space or ROFO Space.

(f)     All times for performance and issuance of notices under this Section 40 are of the essence.

(g)            Tenant’s rights under this Section 40 are conditioned upon there being no Event of Default by Tenant under this Lease at the time Tenant’s rights under this Section 40 would arise.

(h)            All of Tenant’s rights under this Section 40 are subject and subordinate to the prior rights of XL to lease the Additional Space pursuant to the terms of the XL Lease.

41. Use of Information in Advertising

Landlord and any agent employed by Landlord shall be permitted, to utilize the name of Tenant and any occupant or user of the Leased Space, and other general information about the Tenant and such occupant or user, and the terms of this Lease, in advertising and promotional material utilized by them.

42. Captions

The title to paragraphs of this Lease are for convenience of reference only, and are not to be construed as defining, limiting or modifying the scope or intent of any of the terms and conditions of this Lease.

43. Entire Agreement

This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Leased Space and Tenant’s use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the terms, covenants and conditions of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

44. Renewal Option

(a)        Tenant shall have the right and option to extend the term of this Lease for one (1), five (5) year renewal term. The renewal term, if exercised, shall commence on the day immediately following the expiration of the initial Term hereof. The option to extend, as well as the commencement of the- renewal term, shall be conditioned on no uncured Events of Default by Tenant then existing.

(b)        Tenant shall exercise the renewal option only by delivering written notice of same to Landlord not sooner than twelve (12) nor later than nine (9) months prior to the expiration of the then current Term. Tenant’s failure to timely exercise an option shall be deemed a waiver of all rights under this Section, in which event this Lease shall terminate upon expiration or earlier termination of the then current Term.

(c)        The renewal term, if exercised, shall be upon all of the terms and conditions of this Lease, except for provisions which, by their nature, are limited to the initial Term and for the change in Minimum Annual Rent which for the renewal term, if exercised, shall be the FMRV determined in accordance with subsection (d) below.

(d)        Fair Rental Value Calculation. The “FMRV” shall mean the fair market rental rate per square foot of rentable area per year, calculated at the time of the determination of the FMRV and based on leases within Eagleview Corporate Center for comparable space under comparable terms within comparable buildings at the time in question; provided, however, that if Landlord or its affiliates own not less than 250,000 square feet of office space within Eagleview Corporate Center, the FMRV shall be based on leases within Eagleview Corporate Center entered into by Landlord and its affiliates. Subject to the foregoing, the FMRV shall be determined as follows:

(i)         Within thirty (30) days after receipt of Tenant’s notice of exercise of its renewal option, Landlord shall notify Tenant in writing of Landlord’s estimate of the FMRV. Within ten (10) business days following Landlord’s notice of the FMRV, Tenant, by written notice to Landlord, either will accept Landlord’s statement of the FMRV or notify Landlord of Tenant’s estimate of the FMRV, if different from that set forth in Landlord’s notice. In the absence of such timely notice by Tenant to Landlord, Tenant will be deemed to have accepted Landlord’s statement of the FMRV. If Tenant shall furnish a counter-estimate of the FMRV, Landlord, by written notice to Tenant within ten (10) business days after Landlord’s receipt of Tenant’s estimate, either may accept Tenant’s estimate in writing or, without prejudice to any position, suggest alternative figures for the FMRV which are greater than Tenant’s estimate thereof and less than Landlord’s initial statement. In the absence of such timely notice by Landlord to Tenant, Landlord will be deemed to have accepted Tenant’s statement of FMRV. If Landlord and Tenant shall not have an agreement as to the FMRV within forty-five (45) days following Tenant’s written notice to Landlord exercising a renewal right, FMRV shall be determined by appraisal as set forth in subsection (ii) below.

(ii)        If the FMRV is to be determined by appraisal, such determination shall be by an appraiser who is a member of the American Institute of Real Estate Appraisers or its successor organization holding the M.A.I. designation, and who is agreed upon by Landlord and Tenant. If Landlord and Tenant are unable to agree upon an appraiser within the time period specified in subsection (i) above, then, within five (5) business days thereafter, each shall appoint a M.A.I. appraiser and the FMRV shall be the FMRV determined by such appraisers (and the parties shall request the appraisers to make such determination within five (5) business days of such appointment) or the average thereof if their respective appraisals differ by ten percent (10%) or less. If either party shall fail to appoint an appraiser within the time provided, the FMRV determined by the appraiser timely appointed shall be the FMRV. If the appraisals delivered by the appraisers appointed by Landlord and Tenant differ by more than ten percent (10%), the appraisers so appointed shall appoint a third M.A.I. appraiser and the FMRV shall be the average of the appraisal delivered by the third appraiser and whichever of the appraisals previously delivered by the appraisers appointed by Landlord and Tenant is closer to the appraisal of the third appraiser. If the two appraisers are unable to agree upon a third appraiser within ten (10) days from the date the later of their two appraisals is delivered, such appointment, on application by either Landlord or Tenant, will be made by the then President of the Real Estate Board for Chester County or, if such person is unwilling or unable to make such appointment, by the American Arbitration Association or its successor organization acting through its office in Philadelphia or by its office located closest to Philadelphia Landlord and Tenant each shall pay the fees and expenses of the respective appraiser appointed by each of them and shall pay in equal shares the fees and expenses of the appraiser mutually agreed upon by Landlord and Tenant, or as may be appointed by the first two appraisers, the then President of the Real Estate Board for Chester County or the American Arbitration Association or its successor, as applicable.

(iii)      The determination of FMRV in accordance with this Section shall be conclusive and binding on Landlord and Tenant.

45. No Recording

This Lease shall not be recorded in the Office of the Recorder of Deeds or in any other place of public record, absent a separate written authorization to record executed by Landlord.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed the day and year first above written, intending to be legally bound hereby.

LANDLORD

505 EAGLEVIEW BOULEVARD ASSOCIATES, L.P., a Pennsylvania limited partnership

By: 505 EAGLEVIEW BOULEVARD ASSOCIATES, INC., a Pennsylvania corporation, its general partner

By:	/s/ Robert S. Hankin
Robert S. Hankin, President
DATE:	March 30, 2015

TENANT

IDERA PHARMACEUTICALS, INC.
a corporation

By:	/s/ Vincent J. Milanor
Vincent J. Milano, Chief Executive Officer
DATE:	April 1, 2015

Exhibit A

505 Eagleview Boulevard

Suite 210

4,323 RSF

Exhibit B-2

STANDARD SPECIFICATIONS

FOR OFFICE BUILDINGS AT

EAGLEVIEW CORPORATE CENTER

The following are standard specifications for office buildings at Eagleview constructed by the Landlord. Individual buildings may vary in some details as indicated on their specific working drawings. Landlord reserves the right to change these specifications without notice, Construction Drawings and specifications will be specifically prepared for each leased space.

Design Services: Tenant will be provided with the necessary lease plan layout and construction drawings for a “standard” tenant space by the Landlord’s tenant planner at Landlord’s sole expense. Landlord will not be responsible for construction schedule delays caused by Tenant’s failure to provide necessary programming information to the tenant planner in a timely manner, and as specifically requested in a schedulized format.

OFFICE ENTRY

Typical suite entry doors and frames shall be 3’-0” x 7’-0” stain-grade birch wood. Secondary entrance doors from corridor shall each be a 3’ x 7’, solid-core, stain-grade birch wood door.

Signage at corridor will be located adjacent to each entry door. The sign will consist of a suite number and Tenant’s name in the building-standard sign color format.

PARTITIONS

Standard Interior Partitions: Standard interior office partitions are to be 8’-10” in height, non-load-bearing, 3-5/8” metal studs, with 1/2” gypsum board on each side. All gypsum wallboard partitions shall be taped, bedded, floated, textured, sanded and painted with two coats of water-base latex paint.

Sound attenuation batts will be provided within all walls around conference rooms and restrooms. Fiberglass batt insulation (2 1/2” thick) between studs for the full height of the wall.

Standard Tenant Demising Wall Partitions: Standard tenant separation partitions are to be 3-5/8”, 25-gauge metal studs (16” (o.c.) with 5/8” gypsum wall board on each side of wall to underside of structure. Sound attenuation batts (3 1/2” thick) will be provided in all tenant demising walls.

Doors: All interior doors shall be 3’ x 7’ solid-core prefinished birch wood doors with aluminum door frames or equal.

Locksets: All entry hardware shall be Schlage lever-handle. Tenant entry doors will be equipped with Ives door stops and silencers.

Latchsets: Hardware on interior doors shall be Schlage lever-handle passage sets. Finish to be brushed aluminum. Hinges are to be McKinney (or equal) fullmortise steel hinges.

Additional Locksets: Any locksets, other than those described above, shall be provided at Tenant’s requests Tenant’s expense.

1

Windows: Window blinds are to be provided by Landlord at all exterior windows. Blinds will be Levelor.

Ceilings: 5/8” x 2’ x 4’ - 2nd look tile with exposed grid system.

Floor Finish: Landlord’s standard carpeting is Shaw loop carpeting, 26 ounce (or equal). Standard vinyl tile is Armstrong Excelon VCT 1/8” x 12” x 12” (or equal). Upgrade floor coverings are available from Landlord’s tenant selection samples. All flooring upgrades are at Tenant’s expense.

Wall Finish:  Standard finish will be two coats (one primer; one color coat) of latex paint as selected by Tenant from Landlord’s samples.

Air-Conditioning and Heating: Office areas shall be equipped with a complete, roof mounted, summer and winter air conditioning and heating system based on the following performance specifications (based on one person per 250 square feet with no heat-producing machines). It is the Tenant’s responsibility to give the Landlord a complete description of any heat producing machines such as PC’s, CRT’s, CPU’s, Copiers, Telephone Cabinet Switches, Electric Typewriters, etc. If no such description is provided it will be assumed that there are no heat producing machines.

When outside conditions are:	Office conditions shall be:

Summer: 95F (bd) and 75F(wb)	70F (db) 50% R humidity
Winter: OF	70F (db) 20% R humidity

Air conditioning shall be specifically designed for each space. Equipment shall be manufactured by York. Restrooms shall be equipped with exhaust fans vented to the outside per local code requirements. Conference rooms may be equipped with exhaust fan to ceiling plenum as a Tenant upgrade and at Tenant’s expense.

Light Fixtures: Allowances: Sufficient fixtures to provide an average light intensity level of 65 foot candles (maintained at desk height).

Fixtures 2’-0” x 4’-0” recessed fluorescent fixture with acrylic lens. Fixtures to be placed over work areas.

Convenience Receptacles: Allowances: (1) 120V duplex receptacle for each 100 sq. ft. of office tenant space.

Wall type receptacles for 120 volts supply shall be 1.5-amp per outlet, 1 pole, 3-wire grounding type.

Switches: Allowances: One (1) wall switch per 200 sq. ft. of office space.

Telephone: Each tenant must arrange for their telephone requirements directly with Verizon or shared tenant services provider. Telephone installation shall be scheduled and coordinated by Tenant with Landlord at time of construction. Phone outlet locations can be indicated on construction documents at the request of the Tenant. The tenant is responsible to connect the phone lines for its space to the building phone room.

2

March 17, 2015

Idera Pharmaceuticals

505 Eagleview Boulevard

Exton, PA 19341

Exhibit B-3

Variations From and Additions To Exhibits B-1 and B-2

NOTE: For any conflicts between Exhibits B-1, B-2 and B-3, Exhibit B-3 will take precedence over both Exhibits B-1 and B-2 while Exhibit B-1 will take precedence over Exhibit B-2.

Finishes are listed on Exhibit B-1.

(A) Electrical:

•	One floor core will be installed in the Board Room and one in the Conference Room to provide electrical power to each conference table.
•	Sufficient floor cores will be provided to workstations to avoid the need for any power poles.
•	Twelve (12) 20 amp power outlets will be installed in the Server Closet said outlets to be positioned at the Tenant’s direction. This will consist of six (6) duplex outlets or three (3) quad outlets.
•	Two 30 amp twist lock plugs will be installed in the Server Closet. Said twist lock plugs to be positioned at the Tenant’s direction.
•	The Landlord will install electrical power to the Tenant-provided ipad kiosk. The Tenant’s vendor’s installation of the ipad kiosk will be under the direction of the Landlord’s project manager.
•

A maximum of thirty-one (31) duplex convenience receptacles will be positioned throughout the Leased Space at the Tenant’s direction. These receptacles will be in addition to the above-noted outlets in the Server Closet, floor cores for the Board Room, Conference Room and workstations and the power to the ipad kiosk.

(B) Lighting:

•	Lighting fixtures throughout the Leased Space will be Focal Point 2 x 4 FLU-24-8-2-T8-E-277-GPS-WH (Lighting fixture cut sheet attached).

(C) Interior Partitions:

•	All interior drywall partitions will receive sound dampening insulation.

(D) Mini-blinds:

•	Mini-blinds will be installed on the floor-to-ceiling glass wall in the Conference Room. No blinds will be installed on the glass wall between the Board Room and the adjacent Huddle Room.

(E) Server Closet Suppression System

•	The Tenant will pay the Landlord the up-front sum of $33,750.00 for the following upgrades to the Server Closet:

A clean agent fire suppression system.

Partition upgrades to the underside of the metal deck above the Server Closet.

Integration of the fire alarm system.

A separate HVAC unit.

•	Power to new HVAC unit
•	Power to new clean Agent system

(F) Signage:

The Tenant will have standard suite entry signage which consists of its name in 2” high black vinyl letters and its suite number in 1” high black vinyl letters.

The Tenant will also be listed on the electronic directory in the main lobby of the building. Additionally, the Tenant’s name and logo will be listed on the monument sign at the driveway entrance to the building’s parking area. This signage will be on a 4 1/2” high by 30” wide metal panel.

All of the above-noted signage to be at the Landlord’s expense.

(G) Appliances:

The dishwasher in the Pantry is the only appliance being provided by the Landlord.

(H) Solid Surfaces:

Solid Surface tops will include the following:

1.	Pantry: SS-1 Carlisle Gray
2.	Board Room credenza SS-2 Sussex
3.	Shower Vanity – PLAM PL-2 Wilsonart Coffee Bean

FEATURES

2’x4’ recessed indirect with perforated center basket.

Reflector and end caps form seamless one-piece housing.

High reflectance, low gloss Matte White finish controls glare and provides high efficiency.

Perforated shield hinges open for quick and easy relamping.

Optional radial blade louver offers a distinct look that highlights interior architecture.

All luminaire combinations may be continuously row mounted.

Luna® provides high angle uniform distribution ideal for general illumination.

SPECIFICATIONS

Construction

One-piece 20 Ga, steel reflector and housing, 20 Ga, steel ends form finished housing, Lamps are shielded by detachable 22 Ga, steel perforated lamp shield with acrylic lens Insert. Lamp shield is secured by four spring-pins allowing shield to hinge down for relamping. Optional radial blade louver: .75” H X 1” frequency fabricated of 20 Ga. steel with acrylic lens insert. Top access 20 Ga, steel ballast compartment Weight: 29 Lbs.

Optic

One-piece 20 Ga. steel reflectors finished in Matte Satin White powder coat.

Electrical

Electronic ballasts are thermally protected and have a Class “P” rating. Optional dimming ballasts available. Consult factory for dimming specifications and availability.

Labels

UL and cUL listed.

Finish

Polyester powder coat applied over a 5-stage pre-treatment.

ORDERING

Luminaire Series

Luna

Nominal Size

2’x4’

Shielding

Perforated Shield

Radial Blade Louver

Lamp Quantity

Two Lamp

Three Lamp

Lamp Type

T8

(1 11/15” maximum grid height)

T5

T5HO

Circuit

Single Circuit

Dual Circuit

Voltage

120 Volt

277 Volt

347 Volt

UNV Volt

(Cannot be specified with EM option)

Ballast

Electronic Instant Start <20% THD

(T8 only)

Electronic Program Start <10% THD

Electronic Dimming Ballast*

Mounting

Grid

Slot Tee

Surface Mount

Factory Options

Air Return

Chicago Plenum

Dust Cover

Drywall Frame Kit

Emergency Battery Pack*

Earthquake Clip

HLR/GLR Fuse

Flex Whip*

Include 3000K Lamp*

Include 3500K Lamp*

Include 4100K Lamp*

Ballast Saving Tandern*

Labor Saving Master Satellite*

Separate Circuit Tandem*

Lutron TM Sensor Feed*

(EcoSystem ballast required)

Finish

Matte Satin White

5 DAY*

10 DAY*

	FLU 24 PS RLP 2 3 T8 TS T5HO 1C 2C 120 277 347 UNV E S D G ST SM AR CP DC DF EM EQ FU FW L830 L835 L841 BST LS SCT SF WH	FLU 24 Ps 2 T8 IC 277 E G WH
Focal Point LLC reserves the right to change specifications for product improvement without notification.	*For more information visit localpointflights.com/reference or consult factory. Quickship is a limited offering. visit focalpointflights.com/quickship for specifics.

Luna® 2x4

FLUORESCENT

FLU-24-B-2-T8-E-120-G-PS-WH

Filename: FLU242T8PS.IES

Test #: 11161.0

Lumens: 4231lm

Efficiency: 72%

CANDELPOWER DISTRIBUTION

180° 170° 160° 150° 140°
130°
120°
110°
100°
90°
80°
70°
60°
50°
2200
1760
1320
880
440
0
440
880
1320
1760
2200
0° 10° 20° 30° 40°
0°
45°
90°
0°
45°
90°

Vertical Angle	0°	22.5°	45°	67.5°	90°	Zonal Lumens
0°	1510	1510	1510	1510	1510	
5°	1503	1503	1505	1511	1510	144
15°	1493	1497	1506	1524	1524	428
25°	1332	1340	1369	1402	1412	635
35°	1132	1150	1198	1257	1273	755
45°	907	941	1023	1094	1122	769
55°	6635	687	781	858	874	691
65°	388	449	531	555	560	498
75°	187	228	221	264	260	245
85°	35	30	45	48	48	47
90°	3	4	4	4	4	
95°	0	0	0	0	0	0
105°	0	0	0	0	0	0
115°	0	0	0	0	0	0
125°	0	0	0	0	0	0
135°	0	0	0	0	0	0
145°	0	0	0	0	0	0
155°	0	0	0	0	0	0
165°	0	0	0	0	0	0
175°	0	0	0	0	0	0
180°	0	0	0	0	0	

Horizontal Angle

LUMEN SUMMARY

	Zone	Lumens	% Lamp	% Fixture
	0-30°	1206	20.4	28.5
	0-40°	1934	33.2	46.4
	0-60°	3440	58.3	81.3
	0-90°	4231	71.7	100.0
Total Luminaire	0-180°	4231	71.7	100.0

LUMINANCE DATA (CD/M²)

Vertical Angle	0°	45°	90°
45°	1825	2059	2258
55°	1575	1937	2168
65°	1300	1788	1885
75°	1028	1215	1429
85°	571	735	784

CO-EFFICIENTS OF UTILIZATION

Floor	20															
Ceiling	80				70			50		30		10		00
Wall	70	50	30	10	70	50	10	50	10	50	10	50	10	00
RCR 0	85	85	85	85	83	83	83	80	80	76	76	73	73	72
1	79	76	73	71	77	74	69	71	67	68	65	66	63	62
2	72	67	63	59	71	66	58	63	57	61	56	59	54	53
3	67	60	54	50	65	58	49	56	49	54	48	53	47	45
4	61	53	47	43	59	52	42	50	42	49	41	47	41	39
5	56	47	41	36	54	46	36	45	38	43	35	42	35	33
6	51	42	36	31	50	41	31	40	31	39	31	38	30	29
7	47	38	32	27	46	37	27	36	27	35	27	34	27	25
8	43	34	28	24	42	33	24	32	23	31	23	31	23	22
9	40	30	24	20	39	30	20	29	20	28	20	27	20	19
10	37	28	22	18	36	27	18	26	18	26	18	26	18	16

Numbers indicate percentage values of reflectivity.

Go to www.focalpointlights.com for additional photometric data.

note: Photometric testing performed in an independent lab with standard lamps and ballasts. Lamp and ballast type and configuration will affect photometric performance.

Exhibit C

RULES AND REGULATIONS

1.            DEFINITIONS

Wherever in these Rules and Regulations the work “Tenant” is used, it shall be taken to apply to and include the Tenant and his agents, employees, invitees, licensees, subtenants and contractors, and is to be deemed of such number and gender as the circumstances require. The word “room” is taken to include the space covered by the Lease. The word “Landlord” shall be taken to include the employees and agents of Landlord. Wherever terms of these Rules and Regulations conflict with terms of the Lease, the terms of the Lease shall govern.

2.           OBSTRUCTION

The streets, sidewalks, entrances, halls, passages, elevators, stairways and other common areas provided by Landlord shall not be obstructed by Tenant, or used by it for any other purposes than for ingress and egress.

3.           WASHROOMS

Toilet rooms, water-closets and other water apparatus shall not be used for any purposes other than those for which they were constructed.

4.           GENERAL PROHIBITIONS

In order to insure proper use and care of the Leased Space Tenant shall not:

(a)        Keep animals or birds in the rooms.

(b)        Use rooms as sleeping apartments.

(c)        Allow any sign, advertisement or notice to be fixed to the outside of Building, or placed in a window, except as maybe provided in the Lease.

(d)       Make improper noises or disturbances of any kind so as to disturb other tenants or tend to injure the reputation of the Building or Center.

(e)       Mark or defile elevators, water-closets, toilet rooms, walls, windows, doors or any other part of the Building or Center.

(f)       Place anything on the outside of the Building, including roof setbacks, window ledges, balconies and other projections; or drop anything from the windows, stairways or parapets; or place trash or other matter in the halls, stairways, elevators or light wells of the Building.

(g)       Cover or obstruct any window, skylight, door or transom in such a way that Landlord - supplied blinds are not visible from the exterior of the Building.

(h)       Interfere with the heating or cooling apparatus.

(i)        Leave rooms without locking exterior doors.

(j)       Install any shades, blinds, or awnings without consent of Landlord.

(k)       Give its employees or other persons permission to go upon the roof of the Building without the written consent of Landlord.

(l)       Place door mats in public corridors without the consent of Landlord.

5.           BUSINESS MACHINES

Business machines and mechanical equipment which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any area outside the Leased Space shall be placed and maintained by Tenant, at its sole cost and expense, in settings of cork, rubber, or spring type vibration eliminators sufficient to absorb and prevent such vibration, noise, cold or heat.

6.           MOVEMENT OF EQUIPMENT

Landlord reserves the right to designate the time and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved, or removed from the Building or rooms, and to designate the location for temporary disposition of such items.

7.           RIGHTS RESERVED TO LANDLORD

Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

(a)       To install and maintain a sign or signs on the exterior of the Building.

(b)       During the last six (6) months of the term if the Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy.